CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of UAS Drone Corp. (the "Registrant") on Form 10-Q for the period ending June 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), we, Grant A. Begley, CEO and Scott Kahoe, Acting Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	8/14/2018	By:	/s/ Grant A. Begley
Grant A. Begley
Chief Executive Officer

Date:	8/14/2018	By:	/s/ Scott Kahoe
Scott Kahoe
Acting Chief Financial Officer